                                   EXHIBIT NO. 99

                                   REVOCABLE PROXY
                                 PEKIN SAVINGS, S.B.


                           SPECIAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints Arthur E. Krile, Jr. with full powers of substitution, as attorney and proxy for the undersigned, to vote all shares of Bank Common Stock of Pekin Savings, s.b. which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at the Bank's main office, 601-617 Court Street, Pekin, Illinois on ____________, 1997 at 1:30 p.m.



                                                         ABSTAIN                   FOR                AGAINST
                                                         --------                  ----               --------


1.   The proposal to reorganize Pekin Savings,
     s.b. into the holding company form of                  / /                     / /                  / /
     ownership,including the approval of the
     Agreement and Plan of Reorganization.


2.   The approval of the adjournment of the
     Meeting to a later date if there are
     insufficient shares present at the Special             / /                     / /                  / /
     Meeting to approve the Agreement and
     Plan of Reorganization.


3.   The approval of the amendment to the
     Articles of Incorporation of the Bank to               / /                     / /                  / /
     change the name of the Bank to "Pekin
     Savings Bank."

The Board of Directors recommends a vote "FOR" each of the listed propositions.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PERSON NAMED IN THIS PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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


                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by executing a later dated proxy or by sending a written notice of revocation to the Secretary of the Bank before the proxy has been exercised.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of notice of the Special Meeting and a proxy statement dated _________________, 1997.

Dated: _________________, 1997



_________________________     _________________________________________
PRINT NAME OF STOCKHOLDER     PRINT NAME OF STOCKHOLDER



________________________      ________________________________________
SIGNATURE OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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